UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2009

Secured Digital Applications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25658	84-1357927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 10th Floor, New York, NY	10169
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 551 1747

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Accounting Officer

On October 20, 2009, Aik-Fun Chong resigned as Treasurer, Chief Accounting Officer and principal financial and accounting officer of the Company effective October 22, 2009 to pursue his career goals. Mr. Chong was appointed the Company's Chief Accounting Officer on December 31, 2008. His resignation was not due to any disagreement with the Company.

Resignation of Director

On October 20, 2009, Chee-Hong Leong, tendered his resignation as a Director of the Company effective October 20, 2009 for personal reasons. He had served as a Director of the Company since September 12, 2007. His resignation was not due to any disagreement with the Company.

Item 8.01. Other Events.

On October 16, 2009, the Company provided its shareholders with an update on its corporate vision and restructuring plans. A copy of the press release is furnished herewith and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits.

99.1    Press release dated October 16, 2009.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Digital Applications, Inc. (Registrant)
October 22, 2009 (Date)	/s/ PATRICK SOON-HOCK LIM Patrick Soon-Hock Lim Chairman & Chief Executive Officer

Exhibit Index
99.1	Press release dated October 16, 2009